UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021

LAZARD GROWTH ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40035	98-1571783
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

30 Rockefeller Plaza New York, New York		10112
(Address of principal executive offices)		(Zip Code)

(212) 632-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	LGACU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	LGAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LGACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 2, 2021, Lazard Growth Acquisition Corp. I (the “Company”) issued a press release announcing that the holders of the Company’s units (the “Units”) may elect to separately trade shares of the Company’s Class A ordinary shares, $0.0001 par value per share (the “Class A Ordinary Shares”) and the Company’s redeemable warrants (the “Public Warrants”) comprising the Units commencing on April 5, 2021, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Each Unit consists of one Class A Ordinary Share and one-fifth of one redeemable warrant to purchase one share of Class A Ordinary Shares. Those Units not separated will continue to trade on The Nasdaq Capital Market under the symbol “LGACU”, and the Class A Ordinary Shares and Public Warrants that are separated will trade on The Nasdaq Capital Market under the symbols “LGAC” and “LGACW”, respectively. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to instruct their brokers to contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, to separate their Units into Class A Ordinary Shares and Public Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2021

LAZARD GROWTH ACQUISITION CORP. I

By:	/s/ Eyal Ofir
Name:	Eyal Ofir
Title:	Chief Executive Officer